Exhibit 99.1

4Q 2023

SmartFinancial Announces Results for the Fourth Quarter 2023

KNOXVILLE, TN – January 22, 2024 - SmartFinancial, Inc. ("SmartFinancial" or the "Company"; NYSE: SMBK), today announced net income of $6.2 million, or $0.37 per diluted common share, for the fourth quarter of 2023, compared to net income of $13.0 million, or $0.77 per diluted common share, for the fourth quarter of 2022, and compared to prior quarter net income of $2.1 million, or $0.12 per diluted common share.  Operating earnings1, which excludes non-recurring expenses related to a Community Reinvestment Act donation of a former branch location and accruals in respect of pending litigation, net of tax adjustments, totaled $6.9 million, or $0.41 per diluted common share, in the fourth quarter of 2023, compared to $12.9 million, or $0.76 per diluted common share, in the fourth quarter of 2022, and compared to $7.2 million, or $0.43 per diluted common share, in the third quarter of 2023.

Highlights for the Fourth Quarter of 2023

●	Operating earnings[1] of $6.9 million, or $0.41 per diluted common share
●	Net organic loan and lease growth of $66 million - 8% annualized quarter-over-quarter increase
●	Credit quality remains solid with nonperforming assets to total assets of 0.20%
●	Deposit growth of $21.3 million – 2.0% annualized quarter-over-quarter increase
●	SmartFinancial celebrates successful debut on the New York Stock Exchange
●	Chief Banking Officer position added in fourth quarter 2023
●	SmartBank President and CEO elected to Federal Reserve Bank of Atlanta’s Board of Directors

Billy Carroll, President & CEO, stated: “Our Company closed 2023 with positive momentum despite persistent operating environment challenges.  The fourth quarter was highlighted by continued growth in our balance sheet with loans growing at 8% and deposits growing at 2%, annualized, respectively quarter over quarter.  Our operating earnings were bolstered by stabilization of our net interest margin, as well as continued expense control.  Despite the headwinds our industry faced during the year, our team responded incredibly well, positioning SmartBank to continue its upward trajectory.”

SmartFinancial's Chairman, Miller Welborn, concluded: “We are extremely proud of the entire SmartBank family for its efforts this year. Once again, this year showed that our team’s steadfast commitment to clients, even in the face of adversity, continues to be a winning formula. And while our growth in 2023 was good, I am especially pleased with the various operational enhancements we implemented throughout the year. Our associates work tirelessly to make SmartBank better and it’s through these initiatives that we improved our organization and ready us for 2024 and beyond. Thank you!”

Net Interest Income and Net Interest Margin

Net interest income was $31.5 million for the fourth quarter of 2023, compared to $31.0 million for the prior quarter.  Average earning assets totaled $4.38 billion, a decrease of $17.3 million from the prior quarter.  The decrease in average earnings assets was primarily driven by a decrease in average securities of $125.5 million, offset by an increase in average loans and leases of $47.8 million and average interest-earning cash of $60.4 million.  Average interest-bearing liabilities increased by $19.7 million from the prior quarter, attributable to an increase in average deposits of $22.5 million, offset by a decrease in average borrowings of $2.8 million.

The tax equivalent net interest margin was 2.86% for the fourth quarter of 2023, compared to 2.81% for the prior quarter. The tax equivalent net interest margin was positively impacted by the increased yield on interest-earning assets coupled with a slower rise in the cost of interest-bearing liabilities, quarter over quarter.  The yield on loans and leases, excluding loan fees, was 5.61% for the fourth quarter, compared to 5.52% for the prior quarter.

1 Non-GAAP measure. See “Non-GAAP Financial Measures” for more information and see the Non-GAAP reconciliation

The cost of total deposits for the fourth quarter of 2023 was 2.35% compared to 2.20% in the prior quarter. The cost of interest-bearing liabilities increased to 3.07% for the fourth quarter of 2023, compared to 2.89% for the prior quarter. The cost of average interest-bearing deposits was 3.00% for the fourth quarter of 2023, compared to 2.84% for the prior quarter, an increase of 16 basis points.

The following table presents selected interest rates and yields for the periods indicated:

	Three Months Ended
	Dec	Sep	Increase
Selected Interest Rates and Yields	2023	2023	(Decrease)
Yield on loans and leases, excluding loan fees	5.61%	5.52%	0.09%
Yield on loans and leases	5.68%	5.61%	0.07%
Yield on earning assets, on a fully tax equivalent basis (FTE)	5.22%	4.99%	0.23%
Cost of interest-bearing deposits	3.00%	2.84%	0.16%
Cost of total deposits	2.35%	2.20%	0.15%
Cost of interest-bearing liabilities	3.07%	2.89%	0.18%
Net interest margin, FTE	2.86%	2.81%	0.05%

Provision for Credit Losses on Loans and Leases and Credit Quality

At December 31, 2023, the allowance for credit losses was $35.1 million.  The allowance for credit losses to total loans and leases was 1.02% as of December 31, 2023, compared to 1.00% as of September 30, 2023.

The following table presents detailed information related to the provision for credit losses for the periods indicated (dollars in thousands):

	Three Months Ended
	Dec	Sep
Provision for Credit Losses on Loans and Leases Rollforward	2023	2023	Change
Beginning balance	$33,687	$32,747	$940
Charge-offs	(424)	(417)	(7)
Recoveries	302	73	229
Net (charge-offs) recoveries	(122)	(344)	222
Provision for credit losses (1)	1,501	1,284	217
Ending balance	$35,066	$33,687	$1,379

Allowance for credit losses to total loans and leases, gross	1.02%	1.00%	0.02%

(1)	The current quarter-ended and prior quarter-ended, excludes unfunded commitments provision of $69 thousand and a release of $489 thousand, respectively. At December 31, 2023, the unfunded commitment liability totaled $2.4 million.

Nonperforming loans and leases as a percentage of total loans and leases was 0.24% as of December 31, 2023, an increase of 12 basis points from the 0.12% reported in the third quarter of 2023.  Total nonperforming assets (which include nonaccrual loans and leases, loans and leases past due 90 days or more and still accruing, other real estate owned and other repossessed assets) as a percentage of total assets was 0.20% as of December 31, 2023, and 0.12% on September 30, 2023.

The following table presents detailed information related to credit quality for the periods indicated (dollars in thousands):

	Three Months Ended
	Dec	Sep	Increase
Credit Quality	2023	2023	(Decrease)
Nonaccrual loans and leases	$7,931	$3,934	$3,997
Loans and leases past due 90 days or more and still accruing	170	229	(59)
Total nonperforming loans and leases	8,101	4,163	3,938
Other real estate owned	517	1,370	(853)
Other repossessed assets	1,117	348	769
Total nonperforming assets	$9,735	$5,881	$3,854

Nonperforming loans and leases to total loans and leases, gross	0.24%	0.12%	0.12%
Nonperforming assets to total assets	0.20%	0.12%	0.08%

Noninterest Income

Noninterest income increased $6.9 million to $7.6 million for the fourth quarter of 2023 compared to $691 thousand for the prior quarter.  The current quarter increase was associated with the $6.8 million pre-tax loss on the sale of $159.6 million of available for sale securities, moving into higher yielding assets during the prior quarter.  Excluding the loss on securities, noninterest income increased $87 thousand quarter over quarter.

The following table presents detailed information related to noninterest income for the periods indicated (dollars in thousands):

	Three Months Ended
	Dec	Sep	Increase
Noninterest Income	2023	2023	(Decrease)
Service charges on deposit accounts	$1,673	$1,736	$(63)
Gain (loss) on sale of securities, net	-	(6,801)	6,801
Mortgage banking income	227	309	(82)
Investment services	1,339	1,461	(122)
Insurance commissions	1,133	1,153	(20)
Interchange and debit card transaction fees	1,370	1,357	13
Other	1,837	1,476	361
Total noninterest income	$7,579	$691	$6,888

Noninterest Expense

Noninterest expense increased $1.2 million to $29.7 million for the fourth quarter of 2023 compared to $28.5 million for the prior quarter. The current quarter increase was primarily related to an increase in other noninterest expenses associated with a Community Reinvestment Act donation of a former branch location and accruals in respect of pending litigation.

The following table presents detailed information related to noninterest expense for the periods indicated (dollars in thousands):

	Three Months Ended
	Dec	Sep	Increase
Noninterest Expense	2023	2023	(Decrease)
Salaries and employee benefits	$16,275	$16,785	$(510)
Occupancy and equipment	3,378	3,547	(169)
FDIC insurance	915	825	90
Other real estate and loan related expenses	781	603	178
Advertising and marketing	336	346	(10)
Data processing and technology	2,458	2,378	80
Professional services	1,136	735	401
Amortization of intangibles	643	647	(4)
Merger related and restructuring expenses	-	110	(110)
Other	3,773	2,540	1,233
Total noninterest expense	$29,695	$28,516	$1,179

Income Tax Expense

Income tax expense was $1.6 million for the fourth quarter of 2023, an increase of $1.3 million, compared to $319 thousand for the prior quarter.

The effective tax rate was 20.95% for the fourth quarter of 2023 and 13.37% for the prior quarter. The primary reason for the 7.58% increase in the effective tax rate was due to lower earnings in the prior quarter, largely from the $6.8 million pre-tax loss on sale of available-for-sale securities.

Balance Sheet Trends

Total assets at December 31, 2023 were $4.83 billion compared to $4.64 billion at December 31, 2022.  The $191.9 million increase is primarily attributable to increases in loans and leases of $190.8 million, cash and cash equivalents of $85.8 million and other assets of $7.5 million.  Asset increases were offset by a decrease in securities of $80.2 million and an increase in the allowance for credit losses of $11.7 million, primarily for the one-time adjustment of $8.7 million related to the adoption of ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit losses on Financial Instruments (“ASU 2016-13”) on January 1, 2023.

Total liabilities increased to $4.37 billion at December 31, 2023 from $4.21 billion at December 31, 2022.  The increase of $164.5 million was primarily from organic deposit growth of $190.8 million, offset by a decrease in borrowings of $28.8 million.

Shareholders' equity at December 31, 2023, totaled $459.9 million, an increase of $27.4 million, from December 31, 2022.  The increase in shareholders' equity was primarily driven by net income of $28.6 million for the twelve months ended December 31, 2023, and the positive change of $9.4 million in accumulated other comprehensive income, offset by the impact of the adoption of ASU 2016-13 on January 1, 2023, of $6.6 million (net of taxes), and dividends paid of $5.4 million.  Tangible book value per share1 was $20.76 at December 31, 2023, compared to $19.09 at December 31, 2022.  Tangible common equity1 as a percentage of tangible assets1 was 7.47% at December 31, 2023, compared with 7.13% at December 31, 2022.

1 Non-GAAP measure. See “Non-GAAP Financial Measures” for more information and see the Non-GAAP reconciliation

The following table presents selected balance sheet information for the periods indicated (dollars in thousands):

	Dec	Dec	Increase
Selected Balance Sheet Information	2023	2022	(Decrease)
Total assets	$4,829,387	$4,637,498	$191,889
Total liabilities	4,369,501	4,205,046	164,455
Total equity	459,886	432,452	27,434
Securities	689,646	769,842	(80,196)
Loans and leases	3,444,462	3,253,627	190,835
Deposits	4,267,854	4,077,100	190,754
Borrowings	13,078	41,860	(28,782)

Board of Directors Declares Dividend

On January 18, 2024, the board of directors of SmartFinancial declared a quarterly cash dividend of $0.08 per share of SmartFinancial common stock payable on February 20, 2024, to shareholders of record as of the close of business on February 2, 2024.

Conference Call Information

SmartFinancial issued this earnings release for the fourth quarter of 2023 on Monday, January 22, 2024, and will host a conference call on Tuesday, January 23, 2024, at 10:00 a.m. ET.  To access this interactive teleconference, dial (833) 470-1428 or (404) 975-4839 and entering the access code, 197280.  A replay of the conference call will be available through March 14, 2024, by dialing (866) 813-9403 or (929) 458-6194 and entering the access code, 371589.  Conference call materials will be published on the Company’s webpage located at http://www.smartfinancialinc.com/CorporateProfile, at 9:00 a.m. ET prior to the conference call.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007, with branches across Tennessee, Alabama, and Florida.  Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Source
SmartFinancial, Inc.

Investor Contacts
Billy Carroll
President & CEO
(865) 868-0613 billy.carroll@smartbank.com

Ron Gorczynski
Executive Vice President, Chief Financial Officer
(865) 437-5724 ron.gorczynski@smartbank.com

Media Contact
Kelley Fowler
Senior Vice President, Public Relations & Marketing
(865) 868-0611 kelley.fowler@smartbank.com

Non-GAAP Financial Measures

Statements included in this earnings release include measures not recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of Non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses several Non-GAAP financial measures, including: (i) operating earnings, (ii) operating return on average assets, (iii) operating pre-provision net revenue return on average assets, (iv) operating return on average shareholders' equity, (v) return on average tangible common equity, (vi) operating return on average tangible common equity, (vii) operating efficiency ratio, (viii) operating noninterest income, (ix) operating pre-provision net revenue earnings, (x) operating noninterest expense, (xi) tangible common equity, (xii) average tangible common equity, (xiii) tangible book value per common share, (xiv) tangible assets; and ratios derived therefrom, in its analysis of the company's performance. Operating earnings excludes the following from net income: securities gains and losses and merger related and restructuring expenses.  Operating return on average assets is the annualized operating earnings (Non-GAAP) divided by average assets.  Operating pre-provision net revenue return on average assets is the annualized operating pre-provision net revenue income earnings (Non-GAAP) by average assets. Operating return on average shareholders' equity is the annualized operating earnings (Non-GAAP) divided by average equity. Return on average tangible common equity is the annualized net income divided by average tangible common equity (Non-GAAP). Operating return on average tangible common equity is the annualized operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP). The operating efficiency ratio includes an adjustment for taxable equivalent yields and excludes securities gains and losses and merger related and restructuring expenses from the efficiency ratio. Operating noninterest income excludes the following from noninterest income: securities gains and losses.  Operating pre-provision net revenue earnings is net interest income plus operating noninterest income (Non-GAAP) less operating noninterest expense (Non-GAAP).  Operating noninterest expense excludes the following from noninterest expense: prior year adjustments to salaries, merger related and restructuring expenses and certain franchise tax true-up expenses. Tangible common equity (Non-GAAP) and average tangible common equity (Non-GAAP) excludes goodwill and other intangible assets from shareholders' equity and average shareholders' equity, respectively.  Tangible book value per common share (Non-GAAP) is tangible common equity (Non-GAAP) divided by common shares outstanding.  Tangible assets (Non-GAAP) excludes goodwill and other intangibles from total assets.  Management believes that Non-GAAP financial measures provide additional useful information that allows investors to evaluate the ongoing performance of the company and provide meaningful comparisons to its peers.  Management believes these Non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results and allow investors and company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.  Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This news release may contain statements that are based on management’s current estimates or expectations of future events or future results, and that may be deemed to constitute forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  These statements are not historical in nature and can generally be identified by such words as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “may,” “estimate,” and similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results of SmartFinancial to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others, (1) risks associated with our growth strategy, including a failure to implement our growth plans or an inability to manage our growth effectively; (2) claims and litigation arising from our business activities and from the companies we acquire, which may relate to contractual issues, environmental laws, fiduciary responsibility, and other matters; (3) the risk that cost savings and revenue synergies from recently completed acquisitions may not be realized or may take longer than anticipated to realize; (4) disruption from recently completed acquisitions with customer, supplier, employee, or other business relationships; (5) our ability to successfully integrate the businesses acquired as part of previous acquisitions with the business of SmartBank; (6) changes in management’s plans for the future; (7) prevailing, or changes in, economic or political conditions, particularly in our market areas, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; (8) increased technology and cybersecurity risks, including generative artificial intelligence risks; (9) credit risk associated with our lending activities; (10) changes in loan demand, real estate values, or competition; (11) developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; (12) changes in accounting principles, policies, or guidelines; (13) changes in applicable laws, rules, or regulations; (14) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the COVID-19 pandemic and related variants; (15) potential impacts of adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; (16) significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; (17) the effects of war or other conflicts including the impacts related to or resulting from Russia’s military action in Ukraine or the conflict in Israel and surrounding areas; and (18) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in SmartFinancial’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website (www.sec.gov). Undue reliance should not be placed on forward-looking statements.  SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	Ending Balances
	Dec	Sep	Jun	Mar	Dec
	2023	2023	2023	2023	2022
Assets:
Cash and cash equivalents	$352,271	$400,258	$238,898	$306,934	$266,424
Securities available-for-sale, at fair value	408,410	385,131	540,308	560,418	483,893
Securities held-to-maturity, at amortized cost	281,236	282,313	283,564	284,776	285,949
Other investments	13,662	13,805	14,396	14,059	15,530
Loans held for sale	4,418	2,734	986	3,324	1,752
Loans and leases	3,444,462	3,378,999	3,337,790	3,281,787	3,253,627
Less: Allowance for credit losses	(35,066)	(33,687)	(32,747)	(32,279)	(23,334)
Loans and leases, net	3,409,396	3,345,312	3,305,043	3,249,508	3,230,293
Premises and equipment, net	92,963	92,020	92,351	92,190	92,511
Other real estate owned	517	1,370	1,708	1,708	1,436
Goodwill and other intangibles, net	107,148	107,792	108,439	109,114	109,772
Bank owned life insurance	83,434	82,914	82,419	81,938	81,470
Other assets	75,932	83,522	77,688	65,836	68,468
Total assets	$4,829,387	$4,797,171	$4,745,800	$4,769,805	$4,637,498
Liabilities:
Deposits:
Noninterest-bearing demand	$898,044	$923,763	$1,003,432	$989,753	$1,072,449
Interest-bearing demand	1,006,915	993,717	938,758	989,738	965,911
Money market and savings	1,812,427	1,766,409	1,720,202	1,761,847	1,583,481
Time deposits	550,468	562,620	537,192	488,208	455,259
Total deposits	4,267,854	4,246,509	4,199,584	4,229,546	4,077,100
Borrowings	13,078	14,117	15,496	16,546	41,860
Subordinated debt	42,099	42,078	42,057	42,036	42,015
Other liabilities	46,470	47,815	43,816	38,278	44,071
Total liabilities	4,369,501	4,350,519	4,300,953	4,326,406	4,205,046
Shareholders' Equity:
Common stock	16,989	16,995	17,004	17,004	16,901
Additional paid-in capital	295,699	295,542	295,296	294,930	294,330
Retained earnings	173,105	168,271	167,564	160,085	156,545
Accumulated other comprehensive income (loss)	(25,907)	(34,156)	(35,017)	(28,620)	(35,324)
Total shareholders' equity	459,886	446,652	444,847	443,399	432,452
Total liabilities & shareholders' equity	$4,829,387	$4,797,171	$4,745,800	$4,769,805	$4,637,498

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
	2023	2023	2023	2023	2022	2023	2022
Interest income:
Loans and leases, including fees	$48,767	$47,539	$45,446	$44,728	$40,082	$186,479	$136,381
Investment securities:
Taxable	4,344	4,335	4,335	3,651	3,337	16,665	11,799
Tax-exempt	352	356	357	353	797	1,418	2,166
Federal funds sold and other earning assets	4,032	3,045	1,956	4,446	3,098	13,481	8,488
Total interest income	57,495	55,275	52,094	53,178	47,314	218,043	158,834
Interest expense:
Deposits	24,926	23,433	19,554	16,346	8,844	84,260	18,228
Borrowings	162	210	339	224	232	936	602
Subordinated debt	890	626	626	626	626	2,767	2,503
Total interest expense	25,978	24,269	20,519	17,196	9,702	87,963	21,333
Net interest income	31,517	31,006	31,575	35,982	37,612	130,080	137,501
Provision for credit losses	1,571	795	113	550	788	3,029	4,018
Net interest income after provision for credit losses	29,946	30,211	31,462	35,432	36,824	127,051	133,483
Noninterest income:
Service charges on deposit accounts	1,673	1,736	1,657	1,445	1,477	6,511	5,853
Gain (loss) on sale of securities, net	—	(6,801)	—	—	144	(6,801)	144
Mortgage banking	227	309	332	172	77	1,040	1,552
Investment services	1,339	1,461	1,300	1,005	958	5,105	4,144
Insurance commissions	1,133	1,153	1,139	1,259	1,233	4,684	3,595
Interchange and debit card transaction fees	1,370	1,357	1,347	1,383	1,328	5,457	5,435
Other	1,837	1,476	1,355	1,661	1,908	6,329	6,992
Total noninterest income	7,579	691	7,130	6,925	7,125	22,325	27,715
Noninterest expense:
Salaries and employee benefits	16,275	16,785	15,947	16,742	16,384	65,749	63,420
Occupancy and equipment	3,378	3,547	3,318	3,208	3,015	13,451	12,034
FDIC insurance	915	825	875	541	650	3,156	2,672
Other real estate and loan related expense	781	603	441	572	517	2,397	2,446
Advertising and marketing	336	346	305	355	308	1,342	1,293
Data processing and technology	2,458	2,378	2,235	2,163	2,097	9,235	7,283
Professional services	1,136	735	764	807	981	3,443	3,790
Amortization of intangibles	643	647	675	659	688	2,624	2,607
Merger related and restructuring expenses	—	110	—	—	(45)	110	562
Other	3,773	2,540	2,850	2,482	2,821	11,643	10,183
Total noninterest expense	29,695	28,516	27,410	27,529	27,416	113,150	106,290
Income before income taxes	7,830	2,386	11,182	14,828	16,533	36,226	54,908
Income tax expense	1,640	319	2,346	3,328	3,529	7,633	11,886
Net income	$6,190	$2,067	$8,836	$11,500	$13,004	$28,593	$43,022
Earnings per common share:
Basic	$0.37	$0.12	$0.53	$0.69	$0.78	$1.70	$2.57
Diluted	$0.37	$0.12	$0.52	$0.68	$0.77	$1.69	$2.55
Weighted average common shares outstanding:
Basic	16,814,647	16,807,548	16,806,389	16,791,406	16,758,706	16,805,068	16,740,450
Diluted	16,918,234	16,918,635	16,898,091	16,896,494	16,884,253	16,911,185	16,871,369

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Three Months Ended
	December 31, 2023			September 30, 2023			December 31, 2022
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Loans and leases, including fees[1]	$3,408,430	$48,767	5.68%	$3,360,678	$47,539	5.61%	$3,150,493	$40,082	5.05%
Taxable securities	618,511	4,344	2.79%	743,054	4,335	2.31%	701,787	3,337	1.89%
Tax-exempt securities[2]	63,767	445	2.77%	64,707	451	2.77%	93,721	958	4.06%
Federal funds sold and other earning assets	289,896	4,032	5.52%	229,487	3,045	5.26%	322,970	3,098	3.81%
Total interest-earning assets	4,380,604	57,588	5.22%	4,397,926	55,370	4.99%	4,268,971	47,475	4.41%
Noninterest-earning assets	386,202			379,456			372,864
Total assets	$4,766,806			$4,777,382			$4,641,835

Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$974,637	5,631	2.29%	$969,122	5,463	2.24%	$924,320	3,141	1.35%
Money market and savings deposits	1,764,826	14,556	3.27%	1,753,671	13,744	3.11%	1,587,688	4,855	1.21%
Time deposits	556,996	4,739	3.38%	551,191	4,226	3.04%	459,996	848	0.73%
Total interest-bearing deposits	3,296,459	24,926	3.00%	3,273,984	23,433	2.84%	2,972,004	8,844	1.18%
Borrowings	13,420	162	4.79%	16,228	210	5.13%	18,309	232	5.03%
Subordinated debt	42,087	890	8.39%	42,065	626	5.90%	42,002	626	5.91%
Total interest-bearing liabilities	3,351,966	25,978	3.07%	3,332,277	24,269	2.89%	3,032,315	9,702	1.27%
Noninterest-bearing deposits	915,259			951,179			1,146,374
Other liabilities	50,055			48,494			43,109
Total liabilities	4,317,280			4,331,950			4,221,798
Shareholders' equity	449,526			445,432			420,037
Total liabilities and shareholders' equity	$4,766,806			$4,777,382			$4,641,835

Net interest income, taxable equivalent		$31,610			$31,101			$37,773
Interest rate spread			2.14%			2.11%			3.14%
Tax equivalent net interest margin			2.86%			2.81%			3.51%

Percentage of average interest-earning assets to average interest-bearing liabilities			130.69%			131.98%			140.78%
Percentage of average equity to average assets			9.43%			9.32%			9.05%

1 Includes average balance of $2.3 million, $2.7 million, and $3.3 million in PPP loans for the quarters ended December 31, 2023, September 30, 2023, and December 31, 2022, respectively.

2 Yields computed on tax-exempt instruments on a tax equivalent basis include $94 thousand, $95 thousand, and $161 thousand of taxable equivalent income for the quarters ended December 31, 2023, September 30, 2023, and December 31, 2022, respectively.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Year Ended
	December 31, 2023			December 31, 2022
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Loans and leases, including fees[1]	$3,334,523	$186,479	5.59%	$2,948,511	$136,381	4.63%
Taxable securities	713,637	16,665	2.34%	688,428	11,799	1.71%
Tax-exempt securities[2]	64,816	1,795	2.77%	100,566	2,831	2.82%
Federal funds sold and other earning assets	272,864	13,481	4.94%	577,593	8,488	1.47%
Total interest-earning assets	4,385,840	218,420	4.98%	4,315,098	159,499	3.70%
Noninterest-earning assets	370,436			373,026
Total assets	$4,756,276			$4,688,124

Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$959,639	20,214	2.11%	$945,414	6,278	0.66%
Money market and savings deposits	1,768,869	50,468	2.85%	1,576,170	9,137	0.58%
Time deposits	520,799	13,578	2.61%	513,416	2,813	0.55%
Total interest-bearing deposits	3,249,307	84,260	2.59%	3,035,000	18,228	0.60%
Borrowings	17,824	936	5.25%	32,986	602	1.83%
Subordinated debt	42,055	2,767	6.58%	41,970	2,503	5.96%
Total interest-bearing liabilities	3,309,186	87,963	2.66%	3,109,956	21,333	0.69%
Noninterest-bearing deposits	958,078			1,120,555
Other liabilities	46,052			34,361
Total liabilities	4,313,316			4,264,872
Shareholders' equity	442,960			423,252
Total liabilities and shareholders' equity	$4,756,276			$4,688,124

Net interest income, taxable equivalent		$130,457			$138,166
Interest rate spread			2.32%			3.01%
Tax equivalent net interest margin			2.97%			3.20%

Percentage of average interest-earning assets to average interest-bearing liabilities			132.54%			138.75%
Percentage of average equity to average assets			9.31%			9.03%

1 Includes average balance of $2.8 million and $14.1 million in PPP loans for the year ended December 31, 2023, and 2022, respectively.

2 Yields computed on tax-exempt instruments on a tax equivalent basis include $377 thousand and $665 thousand of taxable equivalent income for the year ended December 31, 2023, and 2022, respectively.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	As of and for The Three Months Ended
	Dec	Sep	Jun	Mar	Dec
	2023	2023	2023	2023	2022
Composition of Loans and Leases:
Commercial real estate:
Owner occupied	$798,416	$776,402	$769,978	$764,166	$765,041
Non-owner occupied	940,789	890,774	871,779	871,368	862,720
Commercial real estate, total	1,739,205	1,667,176	1,641,757	1,635,534	1,627,761
Commercial & industrial	645,918	617,115	594,427	571,153	551,867
Construction & land development	327,185	373,068	394,742	386,253	402,501
Consumer real estate	649,867	638,518	624,828	606,343	587,977
Leases	68,752	68,538	66,401	67,701	67,427
Consumer and other	13,535	14,584	15,635	14,803	16,094
Total loans and leases	$3,444,462	$3,378,999	$3,337,790	$3,281,787	$3,253,627

Asset Quality and Additional Loan Data:
Nonperforming loans and leases	$8,101	$4,163	$3,722	$3,247	$2,951
Other real estate owned	517	1,370	1,708	1,708	1,436
Other repossessed assets	1,117	348	282	66	422
Total nonperforming assets	$9,735	$5,881	$5,712	$5,021	$4,809
Restructured loans and leases not included in nonperforming loans and leases	$4,245	$2,376	$657	$97	$101
Net charge-offs to average loans and leases (annualized)	0.04%	0.04%	(0.01)%	0.03%	0.03%
Allowance for credit losses to loans and leases	1.02%	1.00%	0.98%	0.98%	0.72%
Nonperforming loans and leases to total loans and leases, gross	0.24%	0.12%	0.11%	0.10%	0.09%
Nonperforming assets to total assets	0.20%	0.12%	0.12%	0.11%	0.10%
Acquired loan and lease fair value discount balance	$—	$—	$—	$—	$13,128
Accretion income on acquired loans and leases	—	—	—	—	1,396
PPP net fees deferred balance	84	94	104	114	122
PPP net fees recognized	10	10	10	8	17

Capital Ratios:
Equity to Assets	9.52%	9.31%	9.37%	9.30%	9.33%
Tangible common equity to tangible assets (Non-GAAP)[1]	7.47%	7.23%	7.25%	7.17%	7.13%

SmartFinancial, Inc.[2]
Tier 1 leverage	8.27%	8.13%	8.24%	7.91%	7.95%
Common equity Tier 1	10.21%	10.07%	10.12%	9.95%	9.65%
Tier 1 capital	10.21%	10.07%	10.12%	9.95%	9.65%
Total capital	11.86%	11.90%	11.94%	11.77%	11.40%

SmartBank	Estimated[3]
Tier 1 leverage	9.18%	9.00%	9.18%	8.87%	8.90%
Common equity Tier 1	11.29%	11.15%	11.27%	11.15%	10.82%
Tier 1 capital	11.29%	11.15%	11.27%	11.15%	10.82%
Total capital	12.04%	11.87%	11.97%	11.85%	11.44%

1Total common equity less intangibles divided by total assets less intangibles. See reconciliation of Non-GAAP measures.

2All periods presented are estimated.

3 Current period capital ratios are estimated as of the date of this earnings release.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	As of and for The					As of and for The
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
	2023	2023	2023	2023	2022	2023	2022
Selected Performance Ratios (Annualized):
Return on average assets	0.52%	0.17%	0.75%	0.97%	1.11%	0.60%	0.92%
Return on average shareholders' equity	5.46%	1.84%	7.98%	10.79%	12.28%	6.45%	10.16%
Return on average tangible common equity¹	7.18%	2.43%	10.57%	14.45%	16.65%	8.55%	13.60%
Noninterest income / average assets	0.63%	0.06%	0.61%	0.59%	0.61%	0.47%	0.59%
Noninterest expense / average assets	2.47%	2.37%	2.34%	2.33%	2.34%	2.38%	2.27%
Efficiency ratio	75.95%	89.96%	70.82%	64.16%	61.28%	74.24%	64.33%

Operating Selected Performance Ratios (Annualized):
Operating return on average assets[1]	0.57%	0.60%	0.75%	0.97%	1.10%	0.72%	0.92%
Operating PPNR return on average assets[1]	0.86%	0.84%	0.96%	1.30%	1.46%	0.99%	1.27%
Operating return on average shareholders' equity[1]	6.07%	6.41%	7.98%	10.79%	12.15%	7.77%	10.24%
Operating return on average tangible common equity[1]	7.98%	8.46%	10.57%	14.45%	16.47%	10.29%	13.69%
Operating efficiency ratio[1]	73.41%	73.60%	70.64%	64.02%	61.36%	70.26%	63.79%
Operating noninterest income / average assets[1]	0.63%	0.62%	0.61%	0.59%	0.60%	0.61%	0.59%
Operating noninterest expense / average assets[1]	2.39%	2.36%	2.34%	2.33%	2.35%	2.36%	2.26%

Selected Interest Rates and Yields:
Yield on loans and leases, excluding loan fees	5.61%	5.52%	5.39%	5.20%	4.99%	5.43%	4.41%
Yield on loans and leases	5.68%	5.61%	5.51%	5.57%	5.05%	5.59%	4.63%
Yield on earning assets, FTE	5.22%	4.99%	4.82%	4.88%	4.41%	4.98%	3.70%
Cost of interest-bearing deposits	3.00%	2.84%	2.46%	2.05%	1.18%	2.59%	0.60%
Cost of total deposits	2.35%	2.20%	1.89%	1.56%	0.85%	2.00%	0.44%
Cost of interest-bearing liabilities	3.07%	2.89%	2.53%	2.12%	1.27%	2.66%	0.69%
Net interest margin, FTE	2.86%	2.81%	2.93%	3.31%	3.51%	2.97%	3.20%

Per Common Share:
Net income, basic	$0.37	$0.12	$0.53	$0.69	$0.78	$1.70	$2.57
Net income, diluted	0.37	0.12	0.52	0.68	0.77	1.69	2.55
Operating earnings, basic¹	0.41	0.43	0.53	0.69	0.77	2.05	2.59
Operating earnings, diluted¹	0.41	0.43	0.52	0.68	0.76	2.03	2.57
Book value	27.07	26.28	26.16	26.08	25.59	27.07	25.59
Tangible book value¹	20.76	19.94	19.78	19.66	19.09	20.76	19.09
Common shares outstanding	16,988,879	16,994,543	17,004,092	17,004,092	16,900,805	16,988,879	16,900,805

¹Non-GAAP measure. See reconciliation of Non-GAAP measures.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
	2023	2023	2023	2022	2022	2023	2022
Operating Earnings:
Net income (GAAP)	$6,190	$2,067	$8,836	$11,500	$13,004	$28,593	$43,022
Noninterest income:
Securities (gains) losses, net	—	6,801	—	—	(144)	6,801	(144)
Noninterest expenses:
Donation of a former branch location	250	—	—	—	—	250	—
Accruals for pending litigation	675	—	—	—	—	675	—
Merger related and restructuring expenses	—	110	—	—	(45)	110	562
Income taxes:
Income tax effect of adjustments	(239)	(1,785)	—	—	49	(2,024)	(108)
Operating earnings (Non-GAAP)	$6,876	$7,193	$8,836	$11,500	$12,864	$34,405	$43,332
Operating earnings per common share (Non-GAAP):
Basic	$0.41	$0.43	$0.53	$0.69	$0.77	$2.05	$2.59
Diluted	0.41	0.43	0.52	0.68	0.76	2.03	2.57

Operating Noninterest Income:
Noninterest income (GAAP)	$7,579	$691	$7,130	$6,925	$7,125	$22,325	$27,715
Securities (gains) losses, net	—	6,801	—	—	(144)	6,801	(144)
Operating noninterest income (Non-GAAP)	$7,579	$7,492	$7,130	$6,925	$6,981	$29,126	$27,571
Operating noninterest income (Non-GAAP)/average assets[1]	0.63%	0.62%	0.61%	0.59%	0.60%	0.61%	0.59%

Operating Noninterest Expense:
Noninterest expense (GAAP)	$29,695	$28,516	$27,410	$27,529	$27,416	$113,150	$106,290
Donation of a former branch location	(250)	—	—	—	—	(250)	—
Accruals for pending litigation	(675)	—	—	—	—	(675)	—
Merger related and restructuring expenses	—	(110)	—	—	45	(110)	(562)
Operating noninterest expense (Non-GAAP)	$28,770	$28,406	$27,410	$27,529	$27,461	$112,115	$105,728
Operating noninterest expense (Non-GAAP)/average assets[2]	2.39%	2.36%	2.34%	2.33%	2.35%	2.36%	2.26%

Operating Pre-provision Net revenue ("PPNR") Earnings:
Net interest income (GAAP)	$31,517	$31,006	$31,575	$35,982	$37,612	$130,080	$137,501
Operating noninterest income (Non-GAAP)	7,579	7,492	7,130	6,925	6,981	29,126	27,571
Operating noninterest expense (Non-GAAP)	(28,770)	(28,406)	(27,410)	(27,529)	(27,461)	(112,115)	(105,728)
Operating PPNR earnings (Non-GAAP)	$10,326	$10,092	$11,295	$15,378	$17,132	$47,091	$59,344

Non-GAAP Return Ratios:
Operating return on average assets (Non-GAAP)[3]	0.57%	0.60%	0.75%	0.97%	1.10%	0.72%	0.92%
Operating PPNR return on average assets (Non-GAAP)[4]	0.86%	0.84%	0.96%	1.30%	1.46%	0.99%	1.27%
Return on average tangible common equity (Non-GAAP)[5]	7.18%	2.43%	10.57%	14.45%	16.65%	8.55%	13.60%
Operating return on average shareholders' equity (Non-GAAP)[6]	6.07%	6.41%	7.98%	10.79%	12.15%	7.77%	10.24%
Operating return on average tangible common equity (Non-GAAP)[7]	7.98%	8.46%	10.57%	14.45%	16.47%	10.29%	13.69%

Operating Efficiency Ratio:
Efficiency ratio (GAAP)	75.95%	89.96%	70.82%	64.16%	61.28%	74.24%	64.33%
Adjustment for taxable equivalent yields	(0.18)%	(0.27)%	(0.18)%	(0.14)%	(0.22)%	(0.18)%	(0.26)%
Adjustment for securities gains (losses)	—%	(15.89)%	—%	—%	0.20%	(3.17)%	0.06%
Adjustment for donation of a former branch location	(0.64)%	—%	—%	—%	—%	(0.16)%	—%
Adjustment for accruals for pending litigation	(1.72)%	—%	—%	—%	—%	(0.44)%	—%
Adjustment for merger related income and costs	—%	(0.20)%	—%	—%	0.10%	(0.03)%	(0.34)%
Operating efficiency ratio (Non-GAAP)	73.41%	73.60%	70.64%	64.02%	61.36%	70.26%	63.79%

1Operating noninterest income (Non-GAAP) is annualized and divided by average assets.

2Operating noninterest expense (Non-GAAP) is annualized and divided by average assets.

3Operating return on average assets (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average assets.

4Operating PPNR return on average assets (Non-GAAP) is the annualized operating PPNR earnings (Non-GAAP) divided by average assets.

5Return on average tangible common equity (Non-GAAP) is the annualized net income divided by average tangible common equity (Non-GAAP).

6Operating return on average shareholders’ equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average equity.

7Operating return on average tangible common equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP).

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
	2023	2023	2023	2022	2022	2023	2022
Tangible Common Equity:
Shareholders' equity (GAAP)	$459,886	$446,652	$444,847	$443,399	$432,452	$459,886	$432,452
Less goodwill and other intangible assets	107,148	107,792	108,439	109,114	109,772	107,148	109,772
Tangible common equity (Non-GAAP)	$352,738	$338,860	$336,408	$334,285	$322,680	$352,738	$322,680

Average Tangible Common Equity:
Average shareholders' equity (GAAP)	$449,526	$445,432	$444,283	$432,382	$420,037	$442,960	$423,252
Less average goodwill and other intangible assets	107,551	108,194	108,851	109,537	110,206	108,527	106,834
Average tangible common equity (Non-GAAP)	$341,975	$337,238	$335,432	$322,845	$309,831	$334,433	$316,418

Tangible Book Value per Common Share:
Book value per common share (GAAP)	$27.07	$26.28	$26.16	$26.08	$25.59	$27.07	$25.59
Adjustment due to goodwill and other intangible assets	(6.31)	(6.34)	(6.38)	(6.42)	(6.50)	(6.31)	(6.50)
Tangible book value per common share (Non-GAAP)[1]	$20.76	$19.94	$19.78	$19.66	$19.09	$20.76	$19.09

Tangible Common Equity to Tangible Assets:
Total Assets (GAAP)	$4,829,387	$4,797,171	$4,745,800	$4,769,805	$4,637,498	$4,829,387	$4,637,498
Less goodwill and other intangibles	107,148	107,792	108,439	109,114	109,772	107,148	109,772
Tangible Assets (Non-GAAP)	$4,722,239	$4,689,379	$4,637,361	$4,660,691	$4,527,726	$4,722,239	$4,527,726
Tangible common equity to tangible assets (Non-GAAP)	7.47%	7.23%	7.25%	7.17%	7.13%	7.47%	7.13%

1Tangible book value per share (Non-GAAP) is computed by dividing total stockholder's equity, less goodwill and other intangible assets, by common shares outstanding.